Report of Independent
Registered Public
Accounting Firm


To the Board of
Trustees of Forethought
Variable Insurance
Trust
and the Shareholders of
FVIT American Funds(r)
Managed Risk Portfolio,
FVIT Balanced
Managed Risk Portfolio,
FVIT BlackRock Global
Allocation Managed
Risk Portfolio, FVIT
Franklin Dividend and
Income Managed Risk
Portfolio, FVIT Growth
Managed Risk Portfolio,
FVIT Goldman Sachs
Dynamic Trends
Allocation Portfolio,
FVIT Moderate Growth
Managed Risk Portfolio,
FVIT PIMCO Tactical
Allocation Portfolio,
FVIT Select Advisor
Managed Risk Portfolio,
FVIT Wellington
Research Managed
Risk Portfolio (formerly
FVIT WMC Research
Managed Risk Portfolio)


In planning and
performing our audits of
the financial statements
of FVIT American
Funds(r) Managed Risk
Portfolio, FVIT
Balanced Managed
Risk Portfolio, FVIT
BlackRock Global
Allocation Managed
Risk Portfolio, FVIT
Franklin Dividend and
Income Managed Risk
Portfolio, FVIT Growth
Managed Risk Portfolio,
FVIT Goldman Sachs
Dynamic Trends
Allocation Portfolio,
FVIT Moderate Growth
Managed Risk Portfolio,
FVIT PIMCO Tactical
Allocation Portfolio,
FVIT Select Advisor
Managed Risk Portfolio,
FVIT Wellington
Research Managed
Risk Portfolio (formerly
FVIT WMC Research
Managed Risk Portfolio)
(collectively, the
Portfolios), each a
separate series of the
Forethought Variable
Insurance Trust, as of
and for the periods
ended December 31,
2015, in accordance
with the standards of
the Public Company
Accounting Oversight
Board (United States),
we considered the
Portfolios' internal
control over financial
reporting, including
controls over
safeguarding securities,
as a basis for designing
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
N-SAR, but not for the
purpose of expressing
an opinion on the
effectiveness of the
Portfolios' internal
control over financial
reporting. Accordingly,
we express no such
opinion.

The management of the
Portfolios is responsible
for establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility, estimates
and judgments by
management are
required to assess the
expected benefits and
related costs of
controls. A portfolio's
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles
(GAAP). A portfolio's
internal control over
financial reporting
includes those policies
and procedures that (a)
pertain to the
maintenance of records
that, in reasonable
detail, accurately and
fairly reflect the
transactions and
dispositions of the
assets of the portfolio
(b) provide reasonable
assurance that
transactions are
recorded as necessary
to permit preparation of
financial statements in
accordance with GAAP,
and that receipts and
expenditures of the
portfolio are being made
only in accordance with
authorizations of
management and
trustees of the portfolio;
and (c) provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized
acquisition, use or
disposition of a
portfolio's assets that
could have a material
effect on the financial
statements.

Because of inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements. Also,
projections of
effectiveness to future
periods are subject to
the risk that controls
may become
inadequate because of
changes in conditions,
or that the degree of
compliance with the
policies or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when
the design or operation
of a control does not
allow management or
employees, in the
normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis. A material
weakness is a
deficiency, or
combination of
deficiencies, in internal
control over financial
reporting, such that
there is a reasonable
possibility that a
material misstatement
of the Portfolios' annual
or interim financial
statements will not be
prevented or detected
on a timely basis.


Our consideration of the
Portfolios' internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would
not necessarily identify
all deficiencies in
internal control that
might be material
weaknesses under
standards established
by the Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the
Portfolios' internal
control over financial
reporting and their
operations, including
controls over
safeguarding of
securities that we
consider to be a
material weakness as
defined above as of
December 31, 2015.

This report is intended
solely for the
information and use of
management and the
Board of Trustees of the
Portfolios and the
Securities and
Exchange Commission
and is not intended to
be and should not be
used by anyone other
than these specified
parties.

/s/ RSM US LLP

Denver, Colorado
February 17, 2016